EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Abigail Adams National Bancorp, Inc. on Form S-4 of our report, dated March 11, 2005, appearing in the 2004 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K. We also consent to the reference to our firm under the heading “Experts” in such Prospectus, which is part of this Registration Statement.

McGladrey & Pullen, LLP

Alexandria, Virginia

April 21, 2005